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                       COASTAL ARUBA REFINING COMPANY N.V.
                                   THRIFT PLAN
                             AS OF DECEMBER 1, 1990

                                  INTRODUCTION
                             NAME AND EFFECTIVE DATE

         The name of this plan is "Coastal Aruba Refining Company N.V. Thrift Plan" (hereinafter referred to as the Plan. The plan became effective as of December 1, 1990.

         The purpose of the Plan is to enable participating Employees to share in the growth and prosperity of the group of companies of which the Company is a part, to provide Employees with an opportunity to accumulate capital for their future economic needs and to enable Employees to acquire stock ownership interest in The Coastal Corporation, which controls a group of companies which includes the Company.

                                   ARTICLE I
                                  DEFINITIONS

         Whenever used herein the following words and phrases shall have the meanings stated below unless a different meaning is plainly required by the context:

         1.1 "Active Participation" means a calendar month (a) with respect to which a contribution is made to the Plan for a Participant, (b) during which a Participant would have been eligible to contribute to the Plan but was prohibited from contributing due to a withdrawal of funds from the Plan, or (c) during which the Participant would have been eligible to contribute to the Plan except that (i) such Participant was employed by a Related Employer or Subsidiary which had not adopted the Plan with respect to such period of time and (ii) such Participant, if eligible, contributed to a defined contribution plan adopted by such Related Employer or Subsidiary. A Participant shall receive full credit for any calendar month during which the Participant makes a contribution. Any full calendar month during which a Participant is eligible to contribute and declines to do so shall be excluded from Active Participation.

         1.2 "Adjusted Balance" means the balance in a Participant's account or accounts, as adjusted in accordance with Plan provisions as of the applicable Valuation Date.

         1.3   "Administrator" means the Management Board of the Foundation.

         1.4 "Basic Compensation" means the fixed salaries or wages per hour paid by the Employer to the Participant for a Plan Year excluding compensation for bonuses, overtime, commissions and incentive compensation. Basic Compensation includes payment for current year earned vacation, but not for accrued vacation.

         1.5 "Beneficiary" means the person, persons, or entity designated or determined pursuant to the provisions of the Plan.

         1.6   "Board" means the Management Board of the Foundation.

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         1.7   "Break in Service" means the termination of employment of an
Employee followed by the expiration of an Employment Year in which the Employee accumulates no Hours of Service. For purposes of this Section a Break in Service shall not be deemed to have occurred if (i) the employment of a terminated Employee is resumed prior to the expiration of an Employment Year in which he accumulates any Hours of Service or (ii) the Employee is absent from active employment with the Company and Related Employers for periods of employment with the Company or Related Companies during which the individual is disabled due to illness or injury.

         1.8   "Coastal" means The Coastal Corporation, a Delaware corporation.

         1.9 "Committee" means the Administrative Committee described in the Plan.

         1.10 "Company" means Coastal Aruba Refining Company N.V., an Aruba Company, or any successor corporation resulting from a merger or consolidation with the Company or transfer of substantially all of the assets of the Company, if such successor or transferee shall adopt and continue the Plan by appropriate corporate action. All employees of a Related Employer shall be treated as employed by the Company only for purposes of determining Hours of Service, eligibility to participate, vesting, and the commencement of benefits. Notwithstanding anything to the contrary contained in this Section, no provision of this Section shall be construed or interpreted to allow an individual who is not an Employee to contribute to the Plan nor require the Company to make a Company contribution under the Plan for any individual who is not an Employee.

         1.11 "Employee" means an individual employed by the Company and classified as Regular, Full Time provided, however, that Employee does not include any individual covered by a collective bargaining agreement or other agreement between employee representatives and the Company if such agreement does not provide for eligibility for this benefit.

               Regular, Full Time means employed full time in an established job which is normally scheduled to work an average of twenty hours per week. Persons employed for a specific period of time or for the duration of a specific project, normally not to exceed three months, are classified as temporary employees and are not Regular, Full Time employees. Persons who are an unpaid leave of absence are not Regular, Full Time employees during such absence.

         1.12 "Employee Contributions" means contributions to the Plan by the Participant.

         1.13 "Employee Contributions Account" means the record of money and assets held by the Foundation for an individual Participant or Beneficiary pursuant to the provisions of the Plan which were derived from Employee Contributions.

         1.14 "Employment Year" means a twelve consecutive month period commencing with an Employee's initial date of hire (or last date of rehire if he has incurred a Break in Service) or with any anniversary thereof. For purposes hereof, an Employee's date of hire shall be the first day on which he completes an Hour of Service and his date of rehire shall be the first day on which he completes an Hour of Service following a Break in Service.

         1.15 "Entry Date" means the first day of the first full pay period for an Employee which occurs after completion of a year of Service.

         1.16  "Foundation" means the Coastal Aruba Thrift Foundation.

         1.17 "Hour of Service" means (i) each hour for which an Employee is paid or entitled to payment for the performance of duties for the Company; and (ii) each hour for which an Employee is directly or indirectly paid by the Company or is entitled to payment from the Company during which no duties are performed by reason of vacation, holiday, illness, incapacity (including disability), military duty or leave of absence (but not in excess of 501 hours in any continuous period during which no duties are performed). Each Hour of Service for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Company shall be included under either (i) or (ii) as may be appropriate. Hours of Service shall be credited:

               (a) in the case of Hours referred to in clause (i) of the first sentence of this section, for the computation period in which the duties are performed;

               (b) in the case of Hours referred to in clause (ii) of the first sentence of this section, for the computation period or periods in which the period during which no duties are performed occurs; and

               (c) in the case of Hours for which back pay is awarded or agreed to by the Company, for the computation period or periods to which the award or agreement pertains, rather than to the computation period in which the award, agreement or payment is made.

               In determining Hours of Service, an Employee who is employed by the Company on other than an hourly-rated basis shall be credited with ten (10) Hours of Service per day for each day the Employee would, if hourly-rated, be credited with service pursuant to clause (i) of the first sentence of this Section. If an Employee is paid for reasons other than the performance of duties pursuant to clause (ii) of the first sentence of this Section: (i) in the case of a payment made or due which is calculated on the basis of units of time, an Employee shall be credited with the number of regularly scheduled working hours included in the units of time on the basis of which the payment is calculated; and (ii) an Employee without a regular work schedule shall be credited with eight (8) Hours of Service per day (to a maximum of forty (40) Hours of Service per week) for each day that the Employee is so paid.

               (d) Hours of Service shall not be credited for the performance of duties for any entity prior to the time of acquisition of fifty percent of the voting or other ownership interest of such entity by Coastal.

         1.18 "Investment Fund" or "Fund" means any fund described in this Plan.

                                       3

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         1.19  "Matching Contributions" means amounts contributed by the Company pursuant to provisions of the Plan.

         1.20 "Matching Contributions Account" means the record of money and assets held by the Foundation for an individual Participant or Beneficiary pursuant to the provisions of the Plan derived from Matching Contributions.

         1.21 "Normal Retirement Date" means the date a Participant attains age 62.

         1.22 "Participant" means an Employee who becomes a Participant under the provisions of the Plan. A former Employee or Beneficiary who has no vested Adjusted Balance in any account under the Plan is not a Participant.

         1.23  "Plan" means Coastal Aruba Refining Company N.V. Thrift Plan.

         1.24 "Plan Year" means the fiscal year of the Company, which is currently designated as the twelve-month period from January through December of each year. Any other twelve consecutive month period that may hereafter be designated as the fiscal year of the Company shall be the Plan Year.

         1.25 "Related Employer" means any corporation in which Coastal owns, directly or indirectly, eighty percent or more of the outstanding voting securities.

         1.26 "Related Plan" means any other defined contribution Plan maintained by the Company or by any Related Employer.

         1.27 "Service" means the number of Employment Years, commencing with the Employment Year in which an Employee is initially employed and ending with the Employment Year in which a Break in Service occurs, during which the Employee accrues at least 1,000 Hours of Service. Without regard to the preceding provisions of this Section, a Participant's years of Service after a period of five consecutive one-year Breaks in Service shall be disregarded for purposes of determining his nonforfeitable interest in his Company Matching Contributions Account as of the Valuation Date coincident with or next preceding the date he incurs such five consecutive one-year Breaks in Service. For purposes of determining eligibility to participate in the Plan only, Service during the initial Employment Year shall be based on the initial date of hire or date of rehire, as is appropriate, and, for subsequent Employment Years, Service shall be determined based upon the Plan Year in lieu of the Employment Year.

         1.28 "Subsidiary" means any corporation or unincorporated trade, business or partnership in which Coastal owns, directly or indirectly, fifty percent of the outstanding voting securities in such Corporation or fifty percent of the ownership interest in such unincorporated entity.

         1.29 "Valuation Date" means the last business day of each calendar month and such other date, if any, as shall be selected by the Administrator.

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                                   ARTICLE II
                                  PARTICIPATION

         2.1 Eligibility. Each Employee is eligible to participate in the Plan as of the Entry Date of such Employee or the first day of any pay period of such Employee which is subsequent to such Entry Date.

         2.2 Participation. To participate, an eligible Employee must submit a written election to participate to the Administrator on a form provided by or acceptable to the Administrator.

         2.3 Reemployment of a Participant. If an Employee who has satisfied the eligibility requirements of the Plan shall incur a Break in Service and shall thereafter be employed by the Company, he shall again become eligible to participate under the Plan on the date of his resumption of employment.

         2.4 Discontinuance of Contributions. To discontinue contributions to the Plan, a Participant must submit a written election to discontinue contributions to the Administrator on a form provided by or acceptable to the Administrator. Such discontinuance may be effective the first day of any pay period of such Participant subsequent to its receipt by the Administrator. Such discontinuance must be effective for at least twelve weeks.

                                  ARTICLE III
                                  CONTRIBUTIONS

         3.1 Employee Contributions. Each Participant may elect to contribute from two percent (2%) to eight percent (8%) in increments of one percent (1%) of the Basic Compensation of such Participant to the Plan.

         3.2   Maximum Contribution.

               (a) The total percentage of Basic Compensation contributed to the Plan for a Participant pursuant to an Employee Contribution election and eligible for Company Matching Contribution shall not exceed two percent during the first twenty-four months of Active Participation, four percent during the twenty-fifth through the forty-eighth month of Active Participation, six percent during the forty-ninth through the seventy-second month of Active Participation and eight percent for months of Active Participation thereafter.

               (b) In addition to the amount eligible for Company Matching Contribution, a Participant who has less than seventy-two months of Active Participation may contribute an additional amount to the Plan. Such additional amount is not eligible for the Company Matching Contribution. Such additional amount shall be in whole percentages of the Basic Compensation of the Participant and may not exceed the percentage by which eight percent exceeds the total percentage of Basic Compensation of such Participant which is eligible for the Company Matching Contribution.

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         3.3   Matching Contributions.

               (a) For each Plan Year the Company shall contribute to the Foundation for each Participant a Matching Contribution in an amount equal to one hundred percent of the amount eligible for Company Matching Contribution pursuant to provisions of the Plan and designated by such Participant and deducted from his Basic Compensation through payroll deductions during such Plan Year. Matching Contributions shall be held in trust uninvested by the Company and shall not accrue earnings until remitted to the Foundation, which shall be as soon as practicable following the end of each payroll period.

               (b) Matching contributions to the Foundation under the Plan shall be made in cash or other property as the Company, in its discretion, shall determine.

         3.4 Exclusive Benefit of Employees. All contributions made pursuant to the Plan shall be held by the Foundation for the exclusive benefit of those Employees who are participants under the Plan, including former Employees and their Beneficiaries, and shall be applied to provide benefits under the Plan and to pay expenses of administration of the Plan and the Foundation, to the extent that such expenses are not otherwise paid. At no time prior to the satisfaction of all liabilities with respect to such Employees and their Beneficiaries shall any part of the assets held by the Foundation (other than such part as may be required to pay administration expenses and taxes) be used for, or diverted to, purposes other than for the exclusive benefit of such Employees and their Beneficiaries. However, without regard to the provisions of this Section:

               (a) If a contribution or any portion thereof is made by the Company by a mistake of fact, the Foundation shall, upon written request of the Company, return the contribution or such portion to the Company within one year after the date of payment to the Foundation; and

               (b) Earnings attributable to amounts to be returned to the Company pursuant to subsection (a) above shall not be returned, and losses attributable to amounts to be returned pursuant to subsection
         (a) shall reduce the amount to be so returned.

                                   ARTICLE IV
                                INVESTMENT FUNDS

         4.1 Investment Funds. The Adjusted Balance of each Participant's Employee Contributions Account and Matching Contributions Account will be invested in the various Investment Funds as described in this article.

         4.2 Initial Investment. Employee Contributions received by the Foundation may be initially invested in such short-term investment obligations as selected from time to time pending investment in the Investment Funds described in this Section. These deposits and earnings will be allocated between the Investment Funds as of the Valuation Date next following receipt by the Foundation of such deposits and earnings in accordance with Participants' selection of Investment Funds.

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         4.3   Investment Options.

               (a) Matching Contributions shall be allocated to the Coastal Common Stock Fund.

               (b) (i) Employee Contributions which are eligible for Company Matching Contributions shall be allocated, pursuant to each Participant's written election, to the Coastal Common Stock Fund, the Diversified Fund and the Interest Income Fund. A minimum of twenty-five percent of the Employee Contributions must be allocated to the Coastal Common Stock Fund. Allocations to the various funds must be in multiples of five percent.

                   (ii) In default of any Participant's written election, such contributions will be invested in the Coastal Common Stock Fund until a form designating a different Investment Fund is submitted to the Administrator.

                   (iii) Employee Contributions which are not eligible for
               Company Matching Contributions shall be invested in the Coastal Common Stock Fund.

               (c) Each Participant shall have the right to file a maximum of four written forms per Plan Year with the Administrator modifying his election for investment made with respect to subsequent Employee Contributions under the Plan. Such investment elections shall be effective as of the first day of either a calendar month or a pay period as is determined by the Administrator on a uniform basis. Such investment elections must be received by the Administrator prior to the first day of the period for which such election is effective.

               (d) Each Participant shall have the right once each Plan Year to file a written form with the Administrator directing that the portion of Employee Contributions Account attributable to contributions which were eligible for Company Matching Contributions, held in the Common Stock Fund, the Diversified Fund, and/or the Interest Income Fund be transferred, in whole or in part, to any other of such Funds. This direction shall be made by designating the percentage of the Adjusted Balance of such Accounts that is to be transferred to such other Funds. Such a reinvestment election may be effective as of any Valuation Date provided that such election is received by the Administrator at least five days before such Valuation Date.

               (e) In general, the process for purchase and sale of stock and other investments is as described herein. When a Participant requests a transfer among funds, the Account Balance of the Participant will indicate the transfer out of one fund and into the other fund as of the Valuation Date selected by the Participant.

                    The amount transferred from a stock fund is determined as described herein in subsection (f) of this Section.

                    Any amount transferred to the Coastal Common Stock Fund is entered as cash awaiting investment and stock is allocated as of the next Valuation Date. See subsection (h) of this Section.

                    Any amount transferred to or from the Interest Income Fund or the Diversified Fund is entered or removed, respectively, as of the Valuation Date selected by the Participant for such transfer. This differs from transactions involving the Coastal Common Stock Fund since the Interest Income Fund and Diversified Fund do not have a cash awaiting investment account.

               (f) Sale of Stock. Sale of Coastal Common Stock from an account is considered to have occurred as of the Valuation Date and the Participant directing the sale will generally receive the closing price on that day. The closing price is the "Close" price for New York Stock Exchange Composite Transactions as reported in "The Wall Street Journal" or, if not so reported, the closing price as determined by the Administrator from independent reporting sources. The shares being sold by the Participant are purchased by the Foundation from the Participant at the closing price. The shares are then available as part of the "purchase pool" discussed below, for allocation to the accounts of Participants who purchase shares through contribution or transfer of funds. In the event that the volume of sales by Participants exceeds the anticipated need of the Plan for Coastal Common Stock, the Foundation may sell the stock which exceeds the anticipated need of the Plan. Such sales will be in the open market and the price received by the Foundation may vary substantially from the closing price on the Valuation Date. When such market sales occur, the price received by a Participant for sale of Coastal Common Stack in his account will be the average sale price of shares retained by the Foundation at closing market price on the Valuation Date and the actual sale price-of-shares sold on the market. This means that a Participant making a withdrawal of cash or a transfer among funds may receive a price per share which is less than or greater than the closing market price on the Valuation Date.

               (g) Purchase of Stock. The purchase price of shares of Coastal Common Stock allocated to the account of a Participant is an average purchase price of shares which are, for convenience, called a "purchase pool". The purchase pool consists of shares of Coastal Common Stock retained by the Foundation from the accounts of Participants who sell shares of Coastal Common Stock due to transfers among funds or withdrawal of cash from the Plan plus-shares purchased by the Foundation in the open market. The purchase pool price for any end of month allocation is the average price of all shares in the purchase pool. Since the Foundation purchases shares of Coastal Common Stock in the market as needed for allocation, the Participant cannot determine in advance the purchase pool price. The Foundation does not purchase stock from Coastal and Coastal does not donate stock to the Plan. All purchases and sales involve parties other than Coastal.

               (h) Cash Awaiting Investment. The Coastal Common Stock Fund is to be invested in the common stock of Coastal.

                    Any funds which have not been invested in Coastal Common Stock are described in the account of a Participant as "cash awaiting investment". Any transfer to a stock fund as of a Valuation Date will be shown as cash awaiting investment. This amount will be used as the basis for allocation of stock as of the following Valuation Date. This allocation is made using the purchase pool price for the Valuation Date the allocation-is-made. For example, if a Participant requests that 1,000 Aruban florins (Afl) be transferred from the Interest Income Fund to the Coastal Common Stock Fund as of the February Valuation Date, the account of the Participant will reflect (1) a removal of 1,000 Afl from Interest Income Fund as of the February Valuation Date, (2) cash awaiting investment of 1,000 Afl in the Coastal Common Stock Fund as of the February Valuation Date, (3) cash awaiting investment of 0 Afl as of the March Valuation Date, and (4) number of shares of stock which 1,000 Afl purchased at the purchase pool price as of the March Valuation Date.

                    Cash awaiting investment is invested on a short term basis pending purchase of stock. Earnings from such investments are allocated to accounts of Participants based upon the amount of cash awaiting investment for the period.

                    (i) Allocation of Earnings. The Interest Income Fund may include contracts with insurance companies which pay different rates of interest, bonds, fixed income securities, bank accounts, certificates of deposit and short term investments. The earnings are comingled and allocated to each account based on the Account Balance as of the prior Valuation Date. For example, March earnings are allocated based on the Participant Account Balance as of the end of February. Then current contributions are added to give the total value as of the March Valuation Date.

                         Since processing of withdrawals can take 30 to 90 days, the funds being withdrawn do not receive an allocation of interest during that period of processing.

                         Earnings for the Diversified Fund are handled in the same general way as the Interest Income Fund. However, in the Diversified Fund, the value of the unit reflects the change in value due to both earnings and market price changes.

                    (j) The Administrator will maintain individual accounts representing the interests of Participants in the several investment funds.

         4.4    Description of Funds.

               (a) The Coastal Common Stock Fund. This Fund shall be invested in common stock of Coastal. Cash dividends on Coastal Common Stock shall be invested in Coastal Common Stock.

               (b) Interest Income Fund. The Interest Income Fund is an unsegregated fund invested in interest bearing investments such as bonds, notes, debentures, savings accounts, savings certificates, commercial paper, deposit accounts maintained by one or more legal reserve life insurance companies which provide for the payment of fixed or variable rates of interest for specified periods of time, and other similar types of investments. A portion of the fund may be retained in cash.

               (c) Diversified Fund. The Diversified Fund is an unsegregated fund invested in capital stocks of issuers (other than Coastal, any related Employer, or any Subsidiary thereof), notes, bonds, debentures, and other similar types of investments. A portion of the fund may be retained in cash or invested temporarily in commercial paper, certificates of deposit or savings accounts.

                                   ARTICLE V
                      ALLOCATIONS TO PARTICIPANTS' ACCOUNTS

         5.1 Separate Accounts. The Administrator shall create and maintain such separate accounts for each Participant as shall be needed, including an Employee Contribution Account and Matching Contributions Account. Such accounts are primarily for accounting purposes and do not require a segregation of the assets held by the Foundation. The Administrator may delegate the responsibility for the maintenance of the accounts.

         5.2 Allocation of Employee Contribution Accounts. Employee Contributions made pursuant to an election of a Participant shall be allocated to his Employee Contribution Account as of the Valuation Date coincident with or next following the pay date with respect to which such contributions are made (even though receipt of such contributions by the Foundation may take place after such date).

         5.3 Allocation of Matching Contributions. Matching Contributions made on behalf of a Participant shall be allocated to his Matching Contributions Account as of each Valuation Date (even though receipt of the Matching Contributions by the Foundation may take place after such date).

         5.4   Vesting.
               (a) Each Participant shall have a vested interest in the Adjusted Balance of his Matching Contributions Account in accordance with the following formula:

                   Calendar Months of              Vested         Forfeitable
                  Active Participation           Percentage        Percentage
                  --------------------           ----------       -----------
                  Less than Twelve Months             0%              100%
                  Twelve Months                      20%               80%
                  Twenty-four Months                 40%               60%
                  Thirty-six Months                  60%               40%
                  Forty-eight Months                 80%               20%
                  Sixty Months                      100%                0%

               (b) On reaching his Normal Retirement Date, a Participant shall be one hundred percent (100%) vested in the Adjusted Balance of his Matching Contributions Account.

               (c) In the event a Participant dies or becomes totally and permanently disabled within the meaning of the Plan while an Employee, he shall be one hundred percent (100%) vested in the Adjusted Balance of his Matching Contributions Account as of the date of his death or disability.

               (d) In the event the Plan is terminated, or upon the complete discontinuance of Company contributions to the Plan, each Participant shall become one hundred percent (100%) vested in the Adjusted Balance of his Matching Contribution Account, provided that the forfeitable percentage of the unpaid balances of such Accounts of a Participant whose employment has terminated and who has incurred a one year Break in Service on the date of such Plan termination or discontinuance shall be forfeited on the effective date of such termination on discontinuance of contributions and shall not be vested.

               (e) Each Participant shall at all times be fully vested in the Adjusted Balances of his Employee Contribution Account.

               (f) Upon reemployment, a Participant shall be credited with his prior months of Active Participation for purposes of vesting with respect to Matching Contributions for Service after such reemployment date. This reinstatement does not apply to any amount forfeited under provisions of the Plan.

         5.5 Allocations and Adjustments to Accounts. As of each Valuation Date, the Administrator shall determine, on an accrual basis of accounting, the Adjusted Balance of the Account of each Participant in the following manner:

               (a) As soon as feasible after each Valuation Date, the Administrator shall determine the earnings and the amount of any realized or unrealized appreciation or depreciation in the fair market value of each of the Investment Funds, determined as of the Valuation Date. In determining such value, the Administrator shall use such generally accepted methods and bases as the Administrator, in its discretion, shall deem advisable. The judgment of the Administrator as to the fair market value of any asset shall be presumptively conclusive and binding on all persons.

               (b) The Account Balances shall be adjusted to reflect the changes in the number of shares, amount of cash and short-term investments, units or dollar value as is appropriate for each Investment Fund.

                    The Coastal Common Stock Fund is maintained in shares of Coastal Common Stock and cash and short-term investments.

                    The Diversified Fund shall be accounted for on a unit basis and the number of units shall not be adjusted to reflect changes in the market value of assets held by such Fund.

                    The Interest Income Fund shall be accounted for on a cash basis. Each account balance shall be adjusted by an amount equal to the prorata increase or decrease in fair market value of the assets of each such Fund.

               (c) Each account shall then be further adjusted by adding to it the amount of contributions allocable thereto for each Participant's account for the appropriate period ending on that Valuation Date.

               (d) Following the above adjustments to each account there shall be deducted from each account the distributions and withdrawals made therefrom as of such Valuation Date.

         5.6 Special Allocation Provisions. Whenever an account balance is distributable in installments, the undistributed balance of such account shall participate in the valuation until the Valuation Date as of which such account balance is fully distributed.

                                   ARTICLE VI
                               PAYMENT OF BENEFITS

         6.1   General Requirements.


               (a) Withdrawals are effective on a Valuation Date, provided the Administrator receives a written withdrawal request at least five days prior to the Valuation Date.

               (b) Only one withdrawal may be made per calendar year except that, in the year the Participant terminates employment, both a withdrawal during employment and a withdrawal due to termination may be made.

               (c) The Company shall not make any contribution to the Foundation for the account of a Participant with respect to any period the Participant is not permitted to contribute to the Foundation.

         6.2   Payments on Death.

               (a) Upon the death of a Participant, distribution shall be made pursuant to written direction from the Beneficiary of such Participant in accordance with the withdrawal provisions of the Plan.

               (b) Each Participant may designate a Beneficiary to receive the death benefit payable under provisions of the Plan. Such designation shall be honored only if it is valid under the laws of Aruba.

               (c) If a Participant fails to designate a Beneficiary, if such designation is for any reason illegal or ineffective, or if no Beneficiary survives the Participant, his death benefits otherwise payable shall be paid pursuant to the provisions of the laws of Aruba.

               (d) The Administrator may determine the identity of the distributees of any death benefit payable under the Plan and in so doing may act and rely upon the declaration of inheritance issued by a notary public in Aruba and upon any evidence believed by it to be sufficient.

         6.3 Payments on Disability. A Participant who is totally and permanently disabled may request a withdrawal of the Adjusted Balance of the Participant's accounts in a method provided in the Plan. For purposes of this section "total and permanent disability" means a physical or mental condition which is expected to render the Participant permanently unable to perform duties of any gainful employment based on the education, training and background of the Participant. The determination of the existence of such disability shall be made by the Administrator and shall be final and binding upon the Participant and all other parties. The Administrator may require the submission of such medical evidence as it may deem necessary in order to arrive at its determination. The Administrator's determination of the existence of a disability will be made with reference to the nature of the injury without regard to the period the Participant is absent from work.

         6.4 Payments on Termination. Upon the termination of a Participant's employment with the Company for any reason other than death, the Participant may request a withdrawal of the Adjusted Balance of his Employee Contributions Account, if any, and the vested portion of the Adjusted Balance of his Matching Contributions Account, if any, in a method provided in the Plan.

               Upon the termination of a Participant's employment with the Company for any reason other than death, the nonvested portion, if any, of the Adjusted Balance of his Matching Contributions Account shall be forfeited. However, such forfeited amount shall remain subject to reinstatement and further vesting under provisions of the Plan if the Participant is reemployed before he incurs five consecutive one-year Breaks in Service. If such Participant is reemployed before he incurs five consecutive one-year Breaks in Service, any amount forfeited shall be restored upon repayment by such Participant of the full amount withdrawn after termination of employment. Any such repayment must be made before the earlier of five years after the first day the employee is subsequently reemployed or the close of the first period of five consecutive one-year Breaks in Service commencing after the withdrawal. Upon reemployment prior to incurring five consecutive one-year Breaks in Service, the monetary value of the forfeited amount shall be restored without adjustment for gains or losses and shall be subject to further vesting on a prospective basis pursuant to Plan provisions.

         6.5   Methods of Payment.

               (a) Whenever the Administrator shall direct the payment to a Participant or his Beneficiary upon termination of the Participant's employment (whether by reason of death or for other reasons), the Administrator shall direct the payment of the Employee Contributions Account, and the vested portion of the Adjusted Balance of his Matching Contributions Account, to or for the benefit of the Participant or his Beneficiary, in cash or wholly or partly in kind, in any of the following ways as the Participant shall determine (or, if a deceased former Participant shall have failed to select a method of payment, as his Beneficiary shall determine):

                   (i) In a single lump sum, provided that distributions in kind shall be valued at the fair market value of the assets distributed on the Valuation Date as of which such distribution is made; or

                   (ii) Subject to provisions of the Plan in annual installments computed pursuant to the method specified in this subsection (a) commencing, prospectively, at any time after termination of the Participant's employment and continuing over a period that complies with subsection (c).

               Annual installments distributed pursuant to subsection (ii) shall be in an amount equal to the value of the account balances of the Participant in the Plan divided by the number of annual installments remaining to be made. An election for annual installments may be cancelled prospectively up to five days before the Valuation Date for any annual installment.

               (b) Unless the Participant elects otherwise, payments shall be made or commence in the case of a Participant whose employment terminates for any reason, not more than sixty days after the close of the Plan Year in which the latest of the following occurs:

                   (i)   the Participant attains the age of sixty-two years;

                   (ii) the tenth anniversary of the year in which the Participant commenced participation in the Plan; or

                   (iii) the Participant terminates service with the Company and
               Related Employers.

                   Notwithstanding the preceding sentence, if the Participant's vested interest in his accounts exceeds U.S. $3,500, or its equivalent in Aruban florins, then such distribution shall not be made to the Participant at any time before his sixty-second birthday without his written consent.

               (c) Notwithstanding anything to the contrary contained elsewhere in the Plan:

                   (i)   A Participant's benefits under the Plan will:

                        (1) be distributed to him not later than the Required Distribution Date (as defined in subsection (iii)), or

                        (2) be distributed commencing not later than the Required Distribution Date over a period not extending beyond the life expectancy of the Participant or the life expectancy of the Participant and his Beneficiary.

                   (ii) For purposes of this subsection (c), the Required Distribution Date means April 1 of the calendar year following the calendar year in which the Participant attains age 70-1/2.

         6.6 Distribution of Unallocated Employee Contributions. If on the date of termination of a Participant's employment the Company shall be holding Employee Contributions made by the Participant, but not yet allocated to his Employee Contribution Account, the Administrator shall direct the Company to pay such amounts either directly to the

Participant (or his Beneficiary, as the case may be) or to the Foundation, to be distributed by the Foundation in accordance with the method of distribution determined under the Plan.

         6.7 Administrative Powers Relating to Payments. If a Participant or Beneficiary is under a legal disability or, by reasons of illness or mental or physical disability, is in the opinion of the Administrator unable properly to attend to his personal financial matters, such payments may be made at the direction of the Administrator as follows:

                   (i)   directly to such Participant or Beneficiary;

                   (ii) to the legal representative of such Participant or Beneficiary; or

                   (iii) to some relative by blood or marriage, or friend, for the benefit of such Participant or Beneficiary.

               Any payment made pursuant to this section shall be in complete discharge of the obligation therefore under the Plan.

         6.8   Withdrawals from Participant Contribution Account.

               (a) As of any Valuation Date, a Participant may withdraw from his Employee Contribution Account an amount not in excess of the Adjusted Balance thereof.

               (b) The Participant may not make Employee Contributions until a period of twenty-six weeks has elapsed since the prior withdrawal.

               (c) For a Participant with ten or more years of Active Participation, the preceding subsection (a) shall also apply to his Matching Contribution Account.

         6.9   Ten Year Withdrawal.

               (a) After ten years of Active Participation in the Plan, each Participant may elect once during each such subsequent ten years of Active Participation to withdraw any portion of such Participant's Account Balances.

               (b) A Participant may continue to contribute to the Plan after a ten year withdrawal.

               (c) Unless the Participant specifies otherwise, withdrawals shall be made first from the portion of the Account Balances attributable to Employee Contributions of the participant, and next from the portion attributable to the Company Matching Contributions which are eligible for withdrawal.

         6.10 Participant to Elect Source of Funds for Distribution. A Participant or, where appropriate, a Beneficiary may designate the accounting fund from which a distribution of assets from the Foundation are to be made except as provided elsewhere in the Plan.

                                  ARTICLE VII
                               PLAN ADMINISTRATION

         7.1   Board Responsibility.


               (a) The Board shall be responsible for and shall control and manage the operation and administration of the Plan. It shall be the Administrator and shall be subject to service of process on behalf of the Plan. The Board may, in its discretion, appoint a Committee of one or more persons, to be known as the "Plan Administrative Committee" to act as its agent in performing these duties. In the event that the Board chooses not to appoint such a Committee, all references in the Plan to the Committee, (except for such references in this Section) shall mean the Board. The members of the Committee shall serve at the pleasure of the Board; they may be officers, directors, or employees of the Company or any other individuals. Any member may resign by delivering his written resignation to the Board and to the Committee. Vacancies in the Committee arising by resignation, death, removal or otherwise, shall be filled by the Board. The Board shall advise the Company in writing of the names of the members of the Committee and of changes in membership from time to time.

               (b) Except as specified otherwise in the Plan, any action permitted or required with respect to the Plan shall be performed by the Board or a member of the Board authorized to act by the entire Board.

         7.2   Powers and Duties of Administrator.

               (a) The Administrator shall administer the Plan in accordance with its terms and shall have all the powers necessary to carry out the provisions of the Plan. The Administrator shall direct all payments which shall be made pursuant to the Plan. The Administrator shall interpret the Plan and shall determine all questions arising in the administration, interpretation, and application of the Plan, including but not limited to, questions of eligibility and the status of rights to Participants, Beneficiaries and other persons. Any such determination by the Administrator shall presumptively be conclusive and binding on all persons. The regularly kept records of the Board shall be conclusive and binding upon all persons with respect to an Employee's Hours of Service, date and length of employment, time and amount of Basic Compensation and the manner of payment thereof, type and length of any absence from work and all other matters contained therein relating to Employees. All rules and determinations of the Administrator shall be uniformly and consistently applied to all persons in similar circumstances. The Committee shall have the powers and duties of the Administrator to the extent the Board designates a Committee and directs it to exercise such powers and perform such duties.

               (b) The Administrator has discretionary authority to determine eligibility for benefits and to construe and interpret the terms of the Plan. The purpose of this provision is to establish the standard of judicial review as the arbitrary and capricious standard and not the de novo standard, to provide for deference to the decisions of the Administrator, and to provide the Administrator with the flexibility to administer the Plan in an efficient manner.

               (c) When a misstatement or mistake of fact becomes known, the Administrator shall make such adjustments as it determines to be practical and equitable.

         7.3   Organization and Operation of Committee.

               (a) The Committee shall act by majority vote of its members at the time in office, and such action may be taken either by vote at a meeting or in writing without a meeting. The signatures of a majority of the members will be sufficient to authorize Committee action. A Committee member shall not participate in discussions of or vote upon matters pertaining to his own participation in the Plan.

               (b) The Committee may authorize any of its members or any other person to execute any document or documents on behalf of the Committee, in which event the Committee shall notify the Board in writing of such action and the name or names of such member or person. The Board thereafter shall accept and rely upon any document executed by such members or persons as representing action by the Committee, until the Committee shall file with the Board a written revocation of such designation.

               (c) The Committee may adopt such bylaws and regulations as it deems desirable for the conduct of its affairs and, with the consent of the Administrator, may appoint such accountants, counsel, specialists, and other persons as it deems necessary or desirable in connection with the administration of this Plan. The Committee shall be entitled to rely conclusively upon, and shall be fully protected in any action taken by it in good faith in relying upon, any opinions or reports which shall be furnished to it by any such accountant, counsel, specialist or other person.

         7.4 Records and Records of Committee. The Committee shall keep a record of all its proceedings and acts and shall keep all such books of account, records, and other data as may be necessary for proper administration of the Plan. The Committee shall, when appropriate, notify the Board and the Company of any action taken by the Committee and, when required, shall notify any other interested person or persons.

         7.5 Claims Procedure. Claims for benefits under the Plan shall be made in writing to the Committee. In the event a claim for benefits is wholly or partially denied by the Committee, the Committee shall, within a reasonable period of time, but not later than ninety (90) days after receipt of the claim, notify the claimant in writing of the denial of the claim. If the claimant shall not be notified in writing of a decision with respect to the claim within ninety
(90) days after it is received by the Committee, the claim shall be deemed denied. A notice of denial shall be written in a manner calculated to be understood by the claimant, and shall contain (i) the specific reason or reasons for denial of the claim, (ii) a specific reference to the pertinent Plan provisions upon which the denial is based, (iii) a description of any additional material or information necessary for the claimant to perfect the claim, together with an explanation of why such material or information is necessary, and (iv) an explanation of the Plan's review procedure. Within sixty (60) days of the receipt by the claimant of the written notice of denial of the claim, or within sixty (60) days after the claim is deemed denied as set forth above, if applicable, the claimant may file a written request with the Committee that it conduct a full end fair review of the denial of the claimant's claim for benefits including the conducting of a hearing, if necessary, by the Committee. In connection with the claimant's appeal of the denial of his benefit, the claimant may review pertinent documents and may submit issues and comments in writing. The Committee shall render a decision on the claim appeal promptly, but not later than sixty (60) days after the receipt of the claimant's request for review, unless special circumstances (such as the need to hold a hearing, if necessary) required an extension of time for processing; in which case the sixty (60) day period may be extended to one hundred and twenty (120) days. The Committee shall notify the claimant in writing of any such extension. The decision upon review shall (i) include specific reasons for the decision, (ii) be written in a manner calculated to be understood by the claimant and (iii) contain specific references to the pertinent Plan provisions upon which the decision is based.

         7.6   Compensation and Expenses of the Board arid the Committee.
The members of the Board and of the Committee shall serve without compensation for services as such, but all proper expenses incurred by the Board or the Committee incident to the functioning of the Plan shall be paid by the Company; provided, however, that reasonable compensation or expenses of administering the Plan shall be borne by, and paid out of the Plan assets, except to the extent that the Company elects to have such expenses paid directly by the Company.

         7.7 Indemnity, of Board and Committee Members. The Company shall indemnify and defend each member of the Board and the Committee and each of its other employees against any and all claims, loss, damages, expenses (including reasonable attorney fees), and liability arising in connection with the administration of the Plan, except when the same is judicially determined to be due to the gross negligence or willful misconduct of such member or other employee.

                                  ARTICLE VIII
                                   FOUNDATION

         8.1 Foundation Agreement. A Foundation has been created and will be maintained for the purposes of the Plan. All contributions under the Plan will be paid into the Foundation. The assets of the Foundation will be held, invested and disposed of by the Foundation from time to time acting in accordance with the Plan. All benefits payable under the Plan will be paid from the assets of the Foundation.

         8.2   Exclusive Benefits of Employees.


               (a) All contributions made pursuant to the Plan shall be held by the Foundation in accordance with the terms of the Plan for the exclusive benefit of those Employees who are Participants under the Plan, including former Employees and their Beneficiaries, and shall be applied to provide benefits under the Plan and to pay expenses of administration of the Plan and the Foundation, to the extent that such expenses are not otherwise paid.

               (b) Compensation of the Board and expenses of administering the Plan, including reasonable brokers commissions and reasonable counsel fees, shall be paid by the Company provided that the Company may withhold from amounts due the Plan (or the Plan may pay) so much of the amounts paid or incurred during the taxable year as expenses of administering the Plan as are not paid by the Company. All taxes of any and all kinds whatsoever that may be levied or assessed under existing or future laws upon, or in respect of, the assets of the Foundation or the income thereof shall be paid from the assets of the Foundation.

         8.3 Appointment of Custodian and Investment Managers. The Board may appoint one or more custodians and investment managers. Each custodian and investment manager shall, upon acceptance of the Plan, be bound by its terms. The provisions of the Plan applicable to custodians or investment managers shall apply to each custodian or investment manager with respect to the assets assigned to it pursuant to the provisions of the Plan.

               Each custodian or investment manager shall be responsible for assets during the time that such assets are assigned to it and shall not be responsible for assets during a time when such assets are assigned to another custodian or investment manager. Each custodian or investment manager shall be liable with respect to its own acts, but not with respect to the act of any other custodian or investment manager.

               Upon appointment, each investment manager shall certify and acknowledge, in writing, to the Board that he has a copy of the Plan, that he is a fiduciary with respect to such Plan, and that he has assumed the duties and responsibilities conferred upon him by the Board. The duties, responsibilities and authority of any investment manager may be revoked or modified by the Board at any time by written notice to such investment manager. Any investment manager duly appointed and authorized by the Board shall, during the period of his appointment, possess fully and absolutely those powers, rights and duties of the Foundation to the extent delegated by the Board and to the extent permissible under the terms of the Plan) with respect to the investment or reinvestment of that portion of the Plan assets over which such investment manager has investment management authority.

         8.4 Assignment of Assets to Custodian. The Administrator shall have the power to assign all or a portion of the assets of the Foundation to any custodian. The Administrator shall provide written notice at least thirty days in advance to a custodian of the Administrator's decision to transfer any assets from such custodian to another custodian. Any transfer of assets among custodians shall occur as of a Valuation Date, unless all of the custodians involved in the asset transfer consent to another date.

         8.5 Assignment of Assets to Investment Managers. With respect to assets assigned to it by the Administrator, each custodian may assign all or a portion of such assets to an investment manager, provided such assignment is consistent with the duties, responsibilities and authorities granted to such investment manager by the Administrator. The custodian may retain custody of the indicia of ownership of such assets.

         8.6 Voting Company Stock-Annual or Special Meeting. Before each annual or special meeting of the stockholders of The Coastal Corporation, the Board shall utilize its best-efforts to timely distribute or cause to be distributed to each Participant (or, in the event of his death, his Beneficiary) a copy of the proxy solicitation material for such meeting, and request written instructions from the Participants as to the voting of the Coastal Common Stock credited to their accounts. Such instructions shall be on a confidential basis. The Board shall exercise the voting rights on such stock credited to accounts of Participants in accordance with instructions of such Participants, The Board shall exercise voting rights on Coastal Common Stock credited to accounts of participants from whom the Board does not receive instructions. The Board shall exercise the voting rights on such stock which has not been credited to the accounts of Participants as of the applicable record date for determination of holders of such stock entitled to vote.

         8.7 Voting Company Stock-Tender or Exchange Offer. Each participant (or, in the event of his death, his Beneficiary) shall have the right, to the extent of shares of Coastal Common Stock allocated to the account of the Participant under the Plan, to direct the Board in writing on a confidential basis as to the manner in which to respond to a tender or exchange offer with respect to such stock. The Board shall utilize its best efforts to timely distribute or cause to be distributed to each Participant (or Beneficiary) such information as will be distributed to shareholders of such stock in connection with any such tender or exchange offer. If the Board shall not receive timely direction from a Participant (or Beneficiary) as to the manner in which to respond to such a tender or exchange offer, the Board shall not tender or exchange any shares of such stock with respect to which such Participant (or Beneficiary) has the right of direction. Shares of Coastal Common Stock which have not been allocated to the account of a Participant shall be tendered or exchanged by the Board in the same proportion as shares with respect to which Participants (or Beneficiaries) have the right of direction are tendered or exchanged.

                                   ARTICLE IX
                              LOANS TO PARTICIPANTS

         9.1   Loans. Loans to participants are not available under the Plan.

                                   ARTICLE X
                            AMENDMENT AND TERMINATION

         10.1 Amendment of Plan. The Board, only upon recommendation by the Company, shall have the right to amend the Plan at anytime and from time to time, and all Employees and persons claiming any interest hereunder shall be bound thereby; provided, however, that no amendment shall have the effect of:

                   (i) directly or indirectly divesting the interest of any Participant in any amount that he would have received had he terminated his employment with the Company immediately prior to the effective date of such amendment, or the interest of any Beneficiary as such interest existed immediately prior to the effective date of such amendment;

                   (ii) directly or indirectly extending the vesting schedule set forth in the Plan used to determine the vested interest of a Participant on the effective date of the amendment;

                   (iii) vesting in the Company any right, title, or interest in or to any Plan assets except as provided in the Plan; or

                   (iv) causing any part of the Plan assets to be used for any purpose other than for the exclusive benefit of the Participants and their Beneficiaries.

         10.2 Voluntary Termination of/or Permanent Discontinuance of Contributions to the Plan. The Company expects the Plan to be permanent, but since future conditions affecting the Company cannot be anticipated, the Company shall have the right to terminate the Plan in whole or in part, or to permanently discontinue contributions to the Plan, at any time by resolution of its Board of Directors and by giving written notice of such termination or permanent discontinuance to the Board. Such resolution shall specify the effective date of termination or permanent discontinuance, which shall not be earlier than the first day of the Plan Year which includes the date of the resolution.

         10.3 Involuntary Termination of Plan. The Plan shall automatically terminate if the Company is legally adjudicated as bankrupt, makes a general assignment for the benefit of creditors, or is dissolved. In the event of the merger or consolidation of the Company with or into any other corporation, or in the event substantially all of the assets of the Company shall be transferred to another corporation, the successor corporation resulting from the consolidation or merging, or transfer of such assets, as the case may be, shall have the right to adopt and continue the Plan and succeed to the position of the Company hereunder. If, however, the Plan is not so adopted as of a date within ninety
(90) days after the effective date of such consolidation, merger or sale, the Plan shall automatically be deemed terminated as of the effective date of such transaction. Nothing in this Plan shall prevent the dissolution, liquidation, consolidation or merger of the Company, or the sale or transfer of all or substantially all of its assets.

         10.4 Payments on Termination of/or Permanent Discontinuance of Contributions to the Plan. If the Plan is terminated as herein provided, or if it should be partially terminated, or upon the complete discontinuance of Company contributions to the Plan, the following procedure shall be followed, except that, in the event of a partial termination, it shall be followed only in cases of those Participants and Beneficiaries directly affected:

                   (i) The Committee may continue to administer the Plan, but if it fails to do so, its records, books of account and other necessary data shall be turned over to the Board and the Board shall act on its own motion as hereinafter provided;

                   (ii) Notwithstanding any other provisions of the Plan, all interests of the Participants shall become fully vested and nonforfeitable;

                   (iii) The value of the assets held by the Foundation and the shares of all Participants and Beneficiaries shall be determined as of the date of termination or discontinuance;

                   (iv) Distribution to Participants and Beneficiaries shall be made at such time after termination of or discontinuance of contributions to the Plan as shall be determined by the Board not later than the time specified in the Plan; and

                   (v) Any assets remaining after allocation to the accounts of Participants of all amounts due such Participants shall be distributed to the Company.

                                   ARTICLE XI
                                  MISCELLANEOUS

         11.1 Duty to Furnish Information and Documents. Participants and their Beneficiaries must furnish to the Administrator and the Board such evidence, data or information as the Administrator considers necessary or desirable for the purpose of administering the Plan, and the provisions of the Plan for each person are upon the condition that he will furnish promptly full, true, and complete evidence, data and information requested by the Administrator. All parties to, or claiming any interest under, the Plan hereby agree to perform any and all acts, and to execute any and all documents and papers, necessary or desirable for carrying out the provisions of the Plan.

         11.2 Annual Statements and Available Information. The Administrator shall advise Employees of the eligibility requirements and benefits under the Plan. As soon as practicable after making the fiscal year end valuation and allocations provided for in the Plan, and at such other times as the Administrator may determine, the Administrator shall provide each Participant, and each former Participant (except former Participants who have no vested Adjusted Balance) and Beneficiary (except former Beneficiaries who have no vested Adjusted Balance) with respect to whom an account is maintained, with a statement reflecting the current status of his accounts, including the Adjusted Balance thereof. No Participant, except as necessary to administer the Plan, shall have the right to inspect the records reflecting the account of any other Participant. The Administrator shall make available for inspection at reasonable times by Participants and Beneficiaries copies of the Plan, any amendments thereto, the Plan summary, and all reports of Plan and Foundation operations required by law.

         11.3 No Enlargement of Employment Rights. Nothing contained in the Plan shall be construed as a contract of employment between the Company and any person, nor shall the Plan be deemed to give any person the right to be retained in the employ of the Company or limit the right of the Company to employ or discharge any person with or without cause, or to discipline any Employee. Matching Contributions are not wages or other compensation for purposes of (a) determining or calculating compensation such as overtime, or (b) determining Company contributions or Participant benefits under this or any other employee benefit plan maintained by the Company.

         11.4 Applicable Law. All questions pertaining to the validity, construction and administration of the Plan shall be determined in conformity with the laws of Aruba.

         11.5  No Guarantee. Neither the Foundation, the Board, the
Committee, nor the Company in any way guarantees the assets of the Foundation from loss or depreciation or the payment of any benefits which may be or become due to any person from the Foundation. No Participant or other person shall have any recourse against the Foundation, the Board, the Company or the Committee if the assets of the Foundation are insufficient to provide Plan benefits in full. Nothing herein contained shall be deemed to give any Participant, former

Participant, or Beneficiary an interest in any specific part of the assets of the Foundation or any other interest except the right to receive benefits out of the assets of the Foundation or in accordance with the provisions of the Plan.

         11.6 Unclaimed Funds. Each Participant shall keep the Administrator informed of his current address and current address of his Beneficiary or Beneficiaries. Neither the Company, the Committee nor the Board or Foundation shall be obligated to search for the whereabouts of any person. If the location of a Participant is not made known to the Administrator within three (3) years after the date on which distribution of the Participant's account may be first made, distribution may be made as though the Participant had died at the end of the three-year period. If, within one additional year after such three-year period has elapsed, or within three years after the actual death of a Participant, the Administrator is unable to locate any individual who would receive distribution under the Plan upon the death of the Participant pursuant to provisions of the Plan, the Adjusted Balance in the participant's accounts shall be disposed of in accordance with applicable laws.

         11.7 Merger or Consolidation of Plan. Any merger or consolidation of the Plan with another Plan, or transfer of Plan assets or liabilities to another plan, shall be effected in accordance with such government regulations, if any, as may be issued in such manner that each Participant in the Plan would receive, if the merged, consolidated or transferee plan were terminated immediately following such event, a benefit which is equal to or greater than the benefit he would have been entitled to receive if the Plan had terminated immediately before such event.

         11.8 Interest Nontransferable. Except as provided under the laws of Aruba, no interest of any person or entity in, or right to receive distributions from, the Foundation shall be subject in any manner to sale, transfer, assignment, pledge, attachment, garnishment, or other alienation or encumbrance of any kind; nor may such interest or right to receive distributions be taken, either voluntarily or involuntarily, for the satisfaction of the debts of, or other obligations or claims against, such person or entity, including claims in bankruptcy proceedings.

         11.9 Prudent Man Rule. Notwithstanding any other provision of this Plan, the Board, the Committee and the Company shall exercise their powers and discharge their duties under provisions of this Plan and Foundation for the exclusive purpose of providing benefits to Employees and their Beneficiaries, and shall act with the care, skill, prudence and diligence under the circumstances that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims. Subject to the terms of the Plan, and the preceding sentence, the guard shall diversify investments of the Foundation so as to minimize the risk of large losses, unless under the circumstances it is clearly prudent not to do so.

         11.10 Limitations on Liability. Notwithstanding any of the preceding provisions of the Plan, none of the Foundation, the Board, the Company, the Committee and each individual acting as an employee or agent of any; of them shall be liable to any Participant, former Participant or Beneficiary for any claim, loss, liability or expense incurred in connection with the Plan, except when the same shall have been judicially determined to be due to the gross negligence or willful-misconduct of such person. The Company shall indemnify and hold harmless each individual acting as an employee or agent of the Company (including Board or Committee members) from any and all claims, liabilities, costs and expense (including attorney's fees) arising out of any actual or alleged act or failure to-act with respect to the administration of the Plan, except that no indemnification or defense shall be provided to any person with respect to conduct which has been judicially determined, or agreed by the parties, to have constituted bad faith or willful misconduct on the part of such person, or to have resulted in his receipt of personal profit or advantage to which he is not entitled.

         11.11 Headings. The headings in this Plan are inserted for convenience of reference only and are not to be considered in construction of the provisions thereof.

         11.12 Gender and Number. Except when otherwise required by the context, any masculine terminology in this document shall include the feminine, and any singular terminology shall include the plural.

         11.13 Extension of Plan to Related Employers.

               (a) With the approval of the Board, only upon recommendation by the Company, any Related Employer or Subsidiary may adopt the Plan and qualify its Employees to become Participants thereunder by taking proper corporate action to adopt the Plan and making such-contributions to the Foundation as the board of directors of the Related Employer or Subsidiary may require.

               (b) The Plan will terminate with respect to any Related Employer or Subsidiary that has adopted the Plan pursuant to this Section if the Related Employer or Subsidiary ceases to be a Related Employer or Subsidiary, revokes its adoption of the Plan by appropriate corporate action, permanently discontinues its contributions for its Employees, is judicially declared bankrupt, or makes a general assignment for the benefit of creditors. If the Plan is terminated or contributions are discontinued with respect to any Related Employer or Subsidiary, the provisions of the Plan shall apply to the interest in the Plan of persons who are, at the time of such event, the Employees of such Related Employer or Subsidiary.

               (c) The terms Company and Employee in the Plan shall include any Related Employer or Subsidiary that has adopted the Plan pursuant to this Section and the Employees of such Related Employer or Subsidiary; provided, however, that the term Company shall not include any such Related Employer or Subsidiary where used in Articles VII or VIII of the Plan. The Administrator shall act as the agent for each Related Employer and Subsidiary that adopts the Plan for all purposes of administration thereof.

               (d) Amendments and supplements to the Plan by the Board shall be binding on each Related Employer and Subsidiary which has adopted the Plan to the extent that each Related Employer or Subsidiary does not reject such amendment or supplement within ninety days of adoption by the Board.

               (e) Each Related Employer or Subsidiary may, by action of its board of directors, adopt a supplement to the Plan which modifies provisions of the Plan, but such modification shall apply only to Employees of such Related Employer or Subsidiary. Any such supplement shall be effective only if approved by the Board.

         IN WITNESS WHEREOF, the members of the Board have executed this instrument and the Company has caused this instrument to be executed by its duly authorized officers and its corporate seals to be affixed hereto as of the date indicated above, but unless otherwise stated or required, this amendment and restatement shall be effective as of the first day of December, 1990.

                       COASTAL ARUBA REFINING COMPANY N.V.

(Seal)

ATTEST: /s/ AUSTIN M. O'TOOLE                         By: /s/ JAMES R. PAUL
        ------------------------------------              ------------------------------------
        Austin M. O'Toole                                 James R. Paul
        Senior Vice President and Secretary               President
                                                          Executive Officer

                                                          Member of the Management Board of
                                                          the Foundation

ATTEST: /s/ JAY L. GALLIA                             By: /s/ RONALD A. BROWNLEE
        ------------------------------------              ------------------------------------
                                                          Ronald A. Brownlee

                                                          Member of the Management Board of
                                                          the Foundation

ATTEST: /s/ JAY L. GALLIA                             By: /s/ PAUL H. GUTKNECHT
        ------------------------------------              ------------------------------------
                                                          Paul H. Gutknecht

                                                          Member of the Management Board of
                                                          the Foundation

ATTEST: /s/ JAY L. GALLIA                             By: /s/ JOHN J. LIPINSKI
        ------------------------------------              ------------------------------------
                                                          John J. Lipinski

                                                          Member of the Management Board of
                                                          the Foundation

ATTEST: /s/ JAY L. GALLIA                             By: /s/ M. S. LEO
        ------------------------------------              ------------------------------------
                                                          M. S. Leo

                                                          Member of the Management Board of
                                                          the Foundation



ATTEST: /s/ JAY L. GALLIA                             By: /s/ AUSTIN M. O'TOOLE
        ------------------------------------              ------------------------------------
                                                          Austin M. O'Toole

                                                          Member of the Management Board of
                                                          the Foundation

ATTEST: /s/ JAY L. GALLIA                             By: /s/ E. C. SIMPSON
        ------------------------------------              ------------------------------------
                                                          E. C. Simpson

                                                          Member of the Management Board of
                                                          the Foundation

ATTEST: /s/ JAY L. GALLIA                             By: /s/ JAMES W. WHALEN
        ------------------------------------              ------------------------------------
                                                          James W. Whalen